Exhibit 99.1

B&G Foods Acquires Rickland Orchards

— Jason Cohen Joins B&G Foods as Executive Vice President of Club Channel —

Parsippany, N.J., October 7, 2013 —B&G Foods, Inc. (NYSE: BGS) announced today that it has acquired Rickland Orchards LLC from Natural Instincts LLC.

“We are delighted to welcome Rickland Orchards, Jason Cohen and Michael Sands to the B&G Foods family,” stated David L. Wenner, President and Chief Executive Officer of B&G Foods.  “Jason and Michael have a strong history of developing, marketing and building brands, especially in the club channel.  Under their leadership the Rickland Orchards® brand, which was launched in March 2012, has already achieved annualized net sales exceeding $50.0 million, with a strong presence across the club, retail, mass and convenience channels.  Combining the talents of Jason and Michael with B&G Foods’ existing strong management team and sales force will benefit both Rickland Orchards and B&G Foods’ base business.”

The acquisition of Rickland Orchards, whose products include Greek yogurt coated granola bars and bites, is the fourth acquisition by B&G Foods since October 2012.  Rickland Orchards’ products blend a strained Greek yogurt coating with roasted nuts, granola and fruit to create convenient, great-tasting and protein-packed snacks, and can be found in over 15,000 locations in North America.

Jason Cohen, the founder and Chief Executive Officer of Rickland Orchards, is joining B&G Foods as Executive Vice President of Club Channel.  In this capacity, Mr. Cohen will be responsible for sales of B&G Foods’ entire portfolio of brands into the club channel.  Michael Sands, Rickland Orchards’ Chief Operating Officer, is joining B&G Foods as Vice President of Product Innovation.

“Michael and I look forward to joining B&G Foods,” stated Jason Cohen.  “We believe that our experience in the club channel and in developing on trend, innovative products combined with B&G Foods’ seasoned management team, sales force and impressive portfolio of brands will result in continued growth for Rickland Orchards and incremental sales for B&G Foods’ existing brands.”

The purchase price paid for Rickland Orchards was approximately $57.5 million, subject to post-closing adjustments, of which approximately $37.4 million was paid in cash and approximately $20.1 million was paid in shares of common stock of B&G Foods.  Natural Instincts will also be entitled to earn-out payments if certain performance goals are achieved.  B&G Foods paid the cash portion of the purchase price for the acquisition, which closed today, from borrowings under B&G Foods’ revolving credit facility.

Houlihan Lokey Capital, Inc. served as the investment banking advisor to Natural Instincts LLC.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany,

New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Sa-són, Sclafani, Smart Puffs, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid, Wright’s and now, Rickland Orchards.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ expectations regarding continued growth for Rickland Orchards and incremental net sales for B&G Foods’ existing brands.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2012 filed on February 26, 2013.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214